This announcement is neither an offer to exchange nor a solicitation of an offer to exchange Daimler-Benz Ordinary Shares or Daimler-Benz ADSs (as such terms are hereinafter defined). The Daimler-Benz Exchange Offer (as hereinafter defined) is made by the Offering Circular-Prospectus, dated September 24, 1998, and the related Letter of Transmittal and is being made to all holders of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs. The Daimler-Benz Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Daimler-Benz Ordinary Shares or Daimler-Benz ADSs in any jurisdiction in which the making of the Daimler-Benz Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Daimler-Benz Exchange Offer to be made by a licensed broker or dealer, the Daimler-Benz Exchange Offer shall be deemed to be made on behalf of DaimlerChrysler AG by Goldman, Sachs & Co., Credit Suisse First Boston Corporation ("Credit Suisse First Boston"), Deutsche Bank Securities or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                          NOTICE OF OFFER TO EXCHANGE

                 EACH OUTSTANDING ORDINARY SHARE, NO PAR VALUE

                                      AND

                   EACH OUTSTANDING AMERICAN DEPOSITARY SHARE

                 REPRESENTING ONE ORDINARY SHARE, NO PAR VALUE

                                       OF

                        DAIMLER-BENZ AKTIENGESELLSCHAFT

                                      FOR

                        ONE ORDINARY SHARE, NO PAR VALUE

                                       OF

                               DAIMLERCHRYSLER AG

THE DAIMLER-BENZ EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 23, 1998, UNLESS THE DAIMLER-BENZ EXCHANGE OFFER IS EXTENDED. DAIMLER-BENZ ORDINARY SHARES OR DAIMLER-BENZ AMERICAN DEPOSITARY SHARES TENDERED PURSUANT TO THE DAIMLER-BENZ EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE DAIMLER-BENZ EXCHANGE OFFER.


         DaimlerChrysler AG, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany ("DaimlerChrysler AG"), is offering, upon the terms and subject to the conditions set forth in the Offering Circular-Prospectus, dated September 24, 1998 (the "Offering Circular-Prospectus"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Daimler-Benz Exchange Offer"), (i) to exchange one Ordinary Share, no par value (a "DaimlerChrysler Ordinary Share"), of DaimlerChrysler AG for each outstanding Ordinary Share, no par value (a "Daimler-Benz Ordinary Share"), of Daimler-Benz Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany ("Daimler-Benz"), and (ii) to exchange one DaimlerChrysler Ordinary Share for each outstanding American Depositary Share of Daimler-Benz, representing one Daimler-Benz Ordinary Share (a "Daimler-Benz ADS"); provided that, if the Minimum Condition (as hereinafter defined) is satisfied so that the Transactions (as hereinafter defined) can be accounted for as a pooling-of-interests, then each exchanging holder will receive 1.005 DaimlerChrysler Ordinary Shares for each share exchanged (such ratio referred to in the foregoing clauses (i) and (ii), as it may be so adjusted, being referred to herein as the "Daimler-Benz Exchange Offer Ratio"), and in accordance with Rule 14e-1(b) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Daimler-Benz Exchange Offer will be extended so that it will remain open for at least 10 business days from the date notice of such increase is first published, sent or given to Daimler-Benz securityholders.

         THE DAIMLER-BENZ EXCHANGE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE DAIMLER-BENZ EXCHANGE OFFER SUCH NUMBER OF DAIMLER-BENZ ORDINARY SHARES AND DAIMLER-BENZ ADSS WHICH CONSTITUTES AT LEAST 90% OF THE THEN ISSUED AND OUTSTANDING DAIMLER-BENZ ORDINARY SHARES, INCLUDING DAIMLER-BENZ ORDINARY SHARES REPRESENTED BY DAIMLER-BENZ ADSS (THE "MINIMUM CONDITION"); PROVIDED, HOWEVER, THAT IF THE NUMBER OF DAIMLER-BENZ ORDINARY SHARES AND DAIMLER-BENZ ADSS TENDERED DOES NOT SATISFY THE MINIMUM CONDITION BUT EQUALS AT LEAST 75% OF THE ISSUED AND OUTSTANDING DAIMLER-BENZ ORDINARY SHARES ON A PRIMARY BASIS, INCLUDING DAIMLER-BENZ ORDINARY SHARES REPRESENTED BY DAIMLER-BENZ ADSS, AT THE TIME OF REGISTRATION WITH THE COMMERCIAL REGISTER (HANDELSREGISTER) OF THE CAPITAL INCREASE RELATING TO THE DAIMLERCHRYSLER ORDINARY SHARES BEING ISSUED IN EXCHANGE THEREFOR (THE "75% MINIMUM"), THE MINIMUM CONDITION SHALL MEAN THE 75% MINIMUM. IN THE EVENT THE MINIMUM CONDITION IS NOT SATISFIED AND IS REDUCED TO THE 75% MINIMUM, THE DAIMLER-BENZ EXCHANGE OFFER WILL REMAIN OPEN FOR AT LEAST FIVE BUSINESS DAYS FROM THE DATE DAIMLER-BENZ SECURITYHOLDERS ARE NOTIFIED OF SUCH CHANGE.

         The Daimler-Benz Exchange Offer is being made pursuant to the Business Combination Agreement, dated as of May 7, 1998 (as amended and restated, the "Combination Agreement"), among Daimler-Benz, Chrysler Corporation, a Delaware corporation ("Chrysler"), and DaimlerChrysler AG. The Daimler-Benz Exchange Offer is one in a series of transactions described in the Offering Circular-Prospectus which together will have the effect of combining the respective businesses, stockholder groups, managements and other constituencies of Chrysler and Daimler-Benz in a "merger-of-equals" transaction. Immediately following consummation of the Daimler-Benz Exchange Offer, a newly formed Delaware corporation will be merged with and into Chrysler (the "Chrysler Merger"). In the Chrysler Merger, each share of common stock, par value $1.00 per share, of Chrysler (the "Chrysler Common Stock"), other than Chrysler Common Stock held in treasury or by a wholly owned subsidiary of Chrysler, will be converted into the right to receive .6235 of a DaimlerChrysler Ordinary Share. As soon as possible following the consummation of the Chrysler Merger, the merger of Daimler-Benz with and into DaimlerChrysler AG (the "Daimler-Benz Merger" and, together with the Chrysler Merger, the "Mergers") will be consummated. As a result of the Daimler-Benz Merger, each outstanding Daimler-Benz Ordinary Share will be converted into the right to receive that number of DaimlerChrysler Ordinary Shares equal to the Daimler-Benz Exchange Offer Ratio. The Daimler-Benz Exchange Offer and the Mergers are collectively referred to herein as the "Transactions."

         THE DAIMLER-BENZ BOARD OF MANAGEMENT (VORSTAND) HAS UNANIMOUSLY DETERMINED THAT THE DAIMLER-BENZ EXCHANGE OFFER AND THE DAIMLER-BENZ MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF DAIMLER-BENZ AND ITS STOCKHOLDERS AND RECOMMENDS THAT HOLDERS OF DAIMLER-BENZ ORDINARY SHARES AND DAIMLER-BENZ ADSS ACCEPT THE DAIMLER-BENZ EXCHANGE OFFER AND TENDER THEIR SHARES PURSUANT TO THE DAIMLER-BENZ EXCHANGE OFFER. IN ADDITION, THE DAIMLER-BENZ EXCHANGE OFFER AND THE DAIMLER-BENZ MERGER HAVE BEEN UNANIMOUSLY APPROVED BY THE SUPERVISORY BOARD OF DAIMLER-BENZ AND HAVE BEEN APPROVED BY THE HOLDERS OF DAIMLER-BENZ ORDINARY SHARES, INCLUDING THOSE SHARES REPRESENTED BY DAIMLER-BENZ ADSS.

         The Deposit Agreement with respect to the Daimler-Benz ADSs will be amended to provide that each holder of a Daimler-Benz ADS outstanding on the Daimler-Benz Exchange Offer Expiration Date (as hereinafter defined) who has not tendered such holder's Daimler-Benz ADSs pursuant to the Daimler-Benz Exchange Offer will be deemed to have instructed The Bank of New York, as depositary for the Daimler-Benz ADSs (the "Depositary"), to tender all Daimler-Benz Ordinary Shares represented thereby into the Daimler-Benz Exchange Offer, and the Depositary will do so unless instructed otherwise by Daimler-Benz. ACCORDINGLY, HOLDERS OF DAIMLER-BENZ ADSS WHO DO NOT INTEND TO TENDER THEIR SECURITIES IN THE DAIMLER-BENZ EXCHANGE OFFER AND WHO DO NOT WISH TO HAVE THE DAIMLER-BENZ ORDINARY SHARES UNDERLYING THEIR DAIMLER-BENZ ADSS EXCHANGED FOR DAIMLERCHRYSLER ORDINARY SHARES MUST WITHDRAW THE DAIMLER-BENZ ORDINARY SHARES UNDERLYING THEIR DAIMLER-BENZ ADSS IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE SECTION ENTITLED "THE DAIMLER-BENZ EXCHANGE OFFER--AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT" IN THE OFFERING CIRCULAR-PROSPECTUS NOT LATER THAN THE DAIMLER-BENZ EXCHANGE OFFER EXPIRATION DATE. THE TERM "DAIMLER-BENZ EXCHANGE OFFER EXPIRATION DATE" MEANS THE LATEST DATE AND TIME TO WHICH THE DAIMLER-BENZ EXCHANGE OFFER IS EXTENDED.

         For purposes of the Daimler-Benz Exchange Offer, DaimlerChrysler AG will be deemed to have accepted for exchange (and thereby exchanged) Daimler-Benz ADSs and Daimler-Benz Ordinary Shares validly tendered and not properly withdrawn as, if and when DaimlerChrysler AG gives oral or written notice to The Bank of New York (the "Exchange Agent") of its acceptance of the tenders of such Daimler-Benz securities pursuant to the Daimler-Benz Exchange Offer. Upon the terms and subject to the conditions of the Daimler-Benz Exchange Offer, the exchange of DaimlerChrysler Ordinary Shares for Daimler-Benz ADSs and Daimler-Benz Ordinary Shares accepted for exchange pursuant to the Daimler-Benz Exchange Offer will be made by deposit of DaimlerChrysler Ordinary Shares in exchange therefor with the Exchange Agent, which will act as agent for the tendering stockholders whose Daimler-Benz ADSs and Daimler-Benz Ordinary Shares have been accepted for exchange. In the event the Minimum Condition and all other conditions to the Daimler-Benz Exchange Offer are satisfied and DaimlerChrysler AG accepts Daimler-Benz Ordinary Shares and Daimler-Benz ADSs for exchange, exchanging securityholders will receive one DaimlerChrysler Ordinary Share for each Daimler-Benz Ordinary Share or Daimler-Benz ADS exchanged promptly following the Daimler-Benz Exchange Offer Expiration Date. The additional whole DaimlerChrysler Ordinary Shares which the exchanging Daimler-Benz securityholders will be entitled to receive as a result of the increase in the Daimler-Benz Exchange Offer Ratio from 1:1 to 1:1.005 together with a cash payment in lieu of any fractional shares will be delivered within approximately fourteen business days following the Daimler-Benz Exchange Offer Expiration Date. Any whole DaimlerChrysler Ordinary Shares which an exchanging Daimler-Benz securityholder is entitled to receive will be delivered through the direct registration system of The Bank of New York, DaimlerChrysler AG's transfer agent and registrar in New York, New York (the "U.S. Transfer Agent"), by registering such DaimlerChrysler Ordinary Shares in the name of such securityholder on the books of the U.S. Transfer Agent. Each securityholder will receive a statement confirming such holder's ownership of DaimlerChrysler Ordinary Shares. Under no circumstances will interest be paid on the exchange of DaimlerChrysler Ordinary Shares for Daimler-Benz Ordinary Shares and Daimler-Benz ADSs, regardless of any delay in making such exchange.

         In all cases, (1) exchange of Daimler-Benz ADSs tendered and accepted for exchange pursuant to the Daimler-Benz Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates evidencing the tendered Daimler-Benz ADSs or a timely book-entry confirmation of a book-entry transfer of such Daimler-Benz ADSs into the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Offering Circular-Prospectus, (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offering Circular-Prospectus) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal, and (2) exchange of Daimler-Benz Ordinary Shares tendered and accepted pursuant to the Daimler-Benz Exchange Offer will be made only after (i) timely receipt by the Exchange Agent of certificates evidencing the tendered Daimler-Benz Ordinary Shares and dividend coupons numbered 68 through 70 and the renewal coupon (not invalidated) (the "Coupons") and a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and any other documents required by the Letter of Transmittal, (ii) timely receipt by the Exchange Agent in the Custody Account of The Bank of New York, Account Number 9583899-01 at Deutsche Bank AG, Frankfurt am Main, Germany (Contact: Helga Feyer) of the tendered Daimler-Benz Ordinary Shares together with Coupons and a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and any other documents required by the Letter of Transmittal, or (iii) timely compliance with the instructions for tendering Daimler-Benz Ordinary Shares and Coupons set forth in the Daimler-Benz Exchange Offer materials as published or provided to holders of Daimler-Benz Ordinary Shares by the depositary bank in Germany holding such holders' Daimler-Benz Ordinary Shares and Coupons.

         Subject to the applicable regulations of the Securities and Exchange Commission, DaimlerChrysler AG expressly reserves the right, in its sole discretion (but subject to the terms of the Combination Agreement), at any time or from time to time, (i) to extend the period of time during which the Daimler-Benz Exchange Offer is to remain open for any reason, including the occurrence of any of the conditions specified in the section entitled "The Daimler-Benz Exchange Offer--Certain Conditions of the Daimler-Benz Exchange Offer" in the Offering Circular-Prospectus, (ii) to terminate the Daimler-Benz Exchange Offer and not accept for exchange Daimler-Benz Ordinary Shares and Daimler-Benz ADSs upon the occurrence of any of such conditions, and (iii) to waive any condition other than the Minimum Condition, or otherwise to amend the Daimler-Benz Exchange Offer in any respect, by giving oral or written notice of such extension, termination or waiver to the Exchange Agent, and by making a public announcement thereof. Any such extension, termination or amendment will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension, to be issued not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Daimler-Benz Exchange Offer Expiration Date. During any such extension, all Daimler-Benz Ordinary Shares and Daimler-Benz ADSs previously tendered and not withdrawn will remain subject to the Daimler-Benz Exchange Offer, subject to the right of a tendering holder to withdraw such holder's Daimler-Benz Ordinary Shares or Daimler-Benz ADSs, as the case may be.

         Tenders of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs made pursuant to the Daimler-Benz Exchange Offer are irrevocable, except that Daimler-Benz Ordinary Shares and Daimler-Benz ADSs tendered pursuant to the Daimler-Benz Exchange Offer may be withdrawn at any time prior to the Daimler-Benz Exchange Offer Expiration Date and, unless theretofore accepted for exchange by DaimlerChrysler AG pursuant to the Daimler-Benz Exchange Offer, may also be withdrawn at any time after November 22, 1998. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth on the back cover of the Offering Circular-Prospectus. Any notice of withdrawal must specify the name of the person having tendered the Daimler-Benz Ordinary Shares or Daimler-Benz ADSs to be withdrawn, the number of Daimler-Benz Ordinary Shares or Daimler-Benz ADSs to be withdrawn and, in the case of Daimler-Benz ADSs, the name of the registered holder, if different from that of the person who tendered such Daimler-Benz ADSs. If stock certificates evidencing Daimler-Benz ADSs or Daimler-Benz Ordinary Shares to be withdrawn have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of such stock certificates, the name of the registered holder (in the case of Daimler-Benz ADSs) or the tendering Daimler-Benz Ordinary Share holder and the serial numbers shown on the particular stock certificates evidencing the Daimler-Benz ADSs or Daimler-Benz Ordinary Shares to be withdrawn must also be furnished to the Exchange Agent and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in the Offering Circular-Prospectus), unless such Daimler-Benz securities have been tendered for the account of an Eligible Institution. If Daimler-Benz ADSs have been tendered pursuant to the procedures for book-entry transfer set forth in the Offering Circular-Prospectus, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Daimler-Benz ADSs. If Daimler-Benz Ordinary Shares have been tendered by transfer of such shares to the Custody Account of The Bank of New York, Account Number 9583899-01 at Deutsche Bank AG, Frankfurt am Main, Germany (Contact: Helga Feyer), any notice of withdrawal must specify the depositary bank and the name and number of the account at such bank to which the withdrawn Daimler-Benz Ordinary Shares are to be transferred. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by DaimlerChrysler AG, in its sole discretion, which determination shall be final and binding on the holders of the Daimler-Benz Ordinary Shares and the Daimler-Benz ADSs.

         The information required to be disclosed by Rule 14d-6(e)(1)(vii) of the General Rules and Regulations under the Exchange Act is contained in the Offering Circular-Prospectus and is incorporated herein by reference.

         Daimler-Benz has caused the Depositary to provide to DaimlerChrysler AG a list of record holders of Daimler-Benz ADSs and security position listings for the purpose of disseminating the Daimler-Benz Exchange Offer to the holders of Daimler-Benz ADSs. The Offering Circular-Prospectus and the Letter of Transmittal and other relevant materials will be (i) mailed to record holders of Daimler-Benz ADSs, (ii) furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the list of holders of Daimler-Benz ADSs or, if applicable, who are listed as participants in DTC's security position listing for subsequent transmittal to beneficial owners of Daimler-Benz ADSs and (iii) furnished to depositary banks in Germany for subsequent transmittal to owners of Daimler-Benz Ordinary Shares who are "U.S. persons" (as defined in Rule 902(a) of Regulation S promulgated under the Securities Act of 1933, as amended).

         THE OFFERING CIRCULAR-PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE DAIMLER-BENZ EXCHANGE OFFER.

         Questions and requests for assistance may be directed to the Information Agent or the Dealer Managers at their respective addresses and telephone numbers as set forth below. Additional copies of the Offering Circular-Prospectus, the Letter of Transmittal or other exchange offer materials may be obtained from the Information Agent. Such copies will be furnished promptly at DaimlerChrysler AG's expense. Except as set forth in the Offering Circular-Prospectus, no fees or commissions will be paid to brokers, dealers or other persons (other than the Information Agent and the Dealer Managers) for soliciting tenders of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs pursuant to the Daimler-Benz Exchange Offer.

         The Information Agent for the Daimler-Benz Exchange Offer is:

                             D.F. KING & CO., INC.
                          77 WATER STREET - 20TH FLOOR
                            NEW YORK, NEW YORK 10005
                         (212) 269-5550 (CALL COLLECT)
                           (800) 848-3094 (TOLL FREE)

          The Dealer Managers for the Daimler-Benz Exchange Offer are:


    GOLDMAN, SACHS & CO.             CREDIT SUISSE FIRST BOSTON       DEUTSCHE BANK SECURITIES
      85 Broad Street                   Eleven Madison Avenue           31 West 52nd Street
    New York, New York 10004          New York, New York 10005        New York, New York 10019
   (212) 902-1000 (Call Collect)     (800) 881-8320 (Toll Free)     (212) 469-5000 (Call Collect)
   (800) 323-5678 (Toll Free)                                         (800) 334-1898 (Toll Free)

September 24, 1998